Supplement No. 4
                              to
               Prospectus Dated January 14, 1994
                      1,800,000 Shares of
                         Biogen, Inc.
                         Common Stock
                       ($.01 par value)



     This Prospectus Supplement No. 4 supplements the Prospectus (the "Prospectus") dated January 14, 1994, included in a Registration Statement on Form S-3, No. 33-51639, filed with the Securities and Exchange Commission on December 21, 1993 (the "Registration Statement"). Reference is made to the Registration Statement, the information incorporated therein by reference and exhibits thereto for further information with respect to the business and operations of Biogen, Inc. and the shares of Common Stock covered by the Prospectus. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Prospectus.










The date of this Prospectus Supplement is
                       October 16, 1995

                      Selling Stockholders


          On October 13, 1995, Bear Stearns & Co., Inc. ("Bear
Stearns") purchased from the Registered Holder 25,000 of the Shares at a net price of $58 1/8. On October 16, 1995, Bear Stearns purchased from the Registered Holder 100,000 of the Shares at a net price of $59 1/8. Bear Stearns will resell the purchased Shares in any manner in which the Registered Holder could sell such Shares pursuant to the Prospectus.
Any compensation in the form of discounts, fees or commissions from the Registered Holder and any profits on the sale of such Shares may be deemed underwriting discounts and commissions.













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